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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated January 5, 2000, except for Note 12 as to which the date is February 18, 2000, relating to the financial statements and financial statement schedule of Blaze Software, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 21, 2000